UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2006

Commission File Number 0-23903

eAUTOCLAIMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-4583945
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

110 East Douglas Road, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

(813) 749-1020
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. William Austin Lewis IV was elected to the eAutoclaims, Inc. Board of Directors at the regular Board meeting held on May 22, 2006. The Board now consists of 6 members, 4 of whom are outside directors. Mr. Lewis currently owns 6,895,022 shares of eAutoclaims, Inc common stock and has 2,150,000 warrants to purchase shares of eAutoclaims, Inc common stock (see Form 3 filed January 27, 2005). Currently, no plans have been made to assign Mr. Lewis to a Committee. Mr. Lewis will be compensated as a Board Member as disclosed in the most recent Form 10-K filing.

Mr. Lewis is the Chief Executive Officer of Lewis Asset Management Corporation, an investment management company, since October 2004, where he is also the Portfolio Manager and Chief Investment Officer of the Lewis Opportunity Fund. Prior to that, Mr. Lewis has held positions with a variety of brokerage firms over the previous six years.

Mr. Lewis has a Bachelor of Science in Finance and a Bachelor of Science in Financial Economics from James Madison University.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2006	eAUTOCLAIMS, INC.
	By:	/s/ Eric Seidel

Print Name:Eric Seidel Title:CEO and President